SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                         _________________________


                                 FORM 8-K


                              CURRENT REPORT
                  Pursuant To Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


                             December 3, 1999
             Date of Report (Date of Earliest Event Reported)


                     INSpire Insurance Solutions, Inc.
            (Exact Name of Registrant as Specified in Charter)


               Texas                   0-23005             75-2595937
    (State or Other Jurisdiction     (Commission         (IRS Employer
         of Incorporation)          File Number)      Identification No.)




                            300 Burnett Street
                       Fort Worth, Texas 76102-2799
           (Address and Zip Code of Principal Executive Offices)


                              (817) 348-3900
           (Registrant's Telephone Number, Including Area Code)


                                    N/A
       (Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events.

          On December 3, 1999 a shareholder class action lawsuit was filed in the United States District Court for the Northern District of Texas on behalf of all purchasers of Registrant's Common Stock during the period between January 28, 1998 and October 14, 1999 (Southland Securities Corporation et. al. v. Inspire Insurance Solutions, Inc. et. al. (7-99CV-243-R)) The named defendants include Registrant, certain officers and directors of Registrant, and Millers Mutual Fire Insurance Company. The complaint alleges violations under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder by making false and misleading statements and failing to disclose material facts necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The plaintiff seeks monetary damages and interest. Registrant intends to defend the suit vigorously in all aspects.

                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              INSPIRE INSURANCE SOLUTIONS, INC.


Date:   December 8, 1999      /S/ F. George Dunham, III
                              ----------------------------------
                              F. George Dunham, III
                              Chief Executive Officer, Chairman,
                              and Director